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                                                                  EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of our report dated February 29, 1996 (except with respect to the subsequent events discussed in Note 20 as to which the date is October 30, 1996) appearing in the Current Report on Form 8-K/A of MRV Communications, Inc. and to all references to our Firm included in this Registration Statement.



                                   /s/ Luboshitz, Kasierer & Co.

                                       LUBOSHITZ, KASIERER & CO.
                                       A member firm of Andersen Worldwide Sc.


Haifa, Israel
December 4, 1996